UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021 (June 25, 2021)

Commission File Number: 1-11607

DTE Energy Company

(Exact name of registrant as specified in its charter)

Michigan	38-3217752
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrant’s address of principal executive offices: One Energy Plaza, Detroit, Michigan 48226-1279

Registrant’s telephone number, including area code: (313) 235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, without par value	DTE	New York Stock Exchange
2016 Series F 6.00% Junior Subordinated Debentures due 2076	DTY	New York Stock Exchange
2017 Series E 5.25% Junior Subordinated Debentures due 2077	DTW	New York Stock Exchange
2019 6.25% Corporate Units	DTP	New York Stock Exchange
2020 Series G 4.375% Junior Subordinated Debentures due 2080	DTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2021 (the “Distribution Date”), DTE Energy Company (“DTE Energy” and, together with its consolidated subsidiaries, “we,” “us,” “our,” or the “Company”) completed the previously announced complete legal and structural separation and distribution to its shareholders of all of the outstanding shares of DT Midstream, Inc. (“DT Midstream”) (the “Spin-Off”). The distribution was made in the amount of one share of DT Midstream’s common stock for every two shares of the Company’s common stock (the “Distribution”) owned by the Company’s shareholders as of 5:00 p.m. Eastern Time on June 18, 2021, the record date of the Distribution.

On June 25, 2021, in connection with the Spin-Off, the Company entered into several agreements with DT Midstream that set forth the principal actions taken or to be taken in connection with the Spin-Off and that govern the relationship of the parties following the Spin-Off, including the following:

•	a Separation and Distribution Agreement;
•	a Transition Services Agreement;
•	a Tax Matters Agreement; and
•	an Employee Matters Agreement.

Summaries of the material terms and conditions of each of the foregoing agreements can be found in the section entitled “Certain Relationships and Related Party Transactions” of DT Midstream’s information statement, dated June 4, 2021, which was included as Exhibit 99.1 to DTE Energy’s Current Report on Form 8-K filed on June 4, 2021 and which summaries are incorporated herein by reference. The summaries of the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement and Employee Matters Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement and Employee Matters Agreement, which are attached as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

At 12:01 a.m. Eastern Time on the Distribution Date, DTE Energy effected the Distribution and completed the separation of DT Midstream from DTE Energy. As a result of the Distribution, DT Midstream became an independent, publicly traded company, and DTE Energy retained no ownership interest in DT Midstream. The Spin-Off was made without the payment of any consideration or the exchange of any shares by DTE Energy’s shareholders. The information set forth under Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 7.01. Regulation FD Disclosure.

On July 1, 2021, the Company issued a press release announcing the completion of the Spin-Off of DT Midstream. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

2.1	Separation and Distribution Agreement, dated June 25, 2021, between DTE Energy Company and DT Midstream, Inc.

10.1	Transition Services Agreement, dated June 25, 2021, between DTE Energy Company and DT Midstream, Inc.

10.2	Tax Matters Agreement, dated June 25, 2021, between DTE Energy Company and DT Midstream, Inc.

10.3	Employee Matters Agreement, dated June 25, 2021, between DTE Energy Company and DT Midstream, Inc.

99.1	Press Release of DTE Energy Company, dated July 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DTE ENERGY COMPANY

By:	/s/ David Ruud
David Ruud
Senior Vice President and Chief Financial Officer

Date: July 1, 2021